Exhibit 99.1

NEWS RELEASE	MARCH 18, 2013
OTC: QB WSHE	For Immediate Release

To the shareholders of E-Debit Global Corporation

Over the past several years we have outlined our efforts to find and develop long term profitable strategies utilizing the foundation of our financial processing transaction business operations.  This has been our major focus while continuing to maintain and maximize the financial returns of our historic revenue stream, our Canadian based ATM network.

The following sets out advice and comment on our W5’s:  Who we are dealing with? What has occurred and what has been accomplished?  Why we are doing this?  Where we are going?  When it will be accomplished?  As all of our business interests are integrated I will outline them in segments starting with our status as a publicly traded company.

WSHE (E-DEBIT GLOBAL CORPORATION)

We are currently in the process of filing our 10K (Annual financials) with both our US and Canadian audit teams currently performing their audit functions for fiscal year 2012.  Last years’ experience as a small cap company listed on the QBX: BB continued to be challenging to both our Company and our shareholders.  As a US publicly listed corporation holding Canadian subsidiaries whose “mind and control” has for the past 12 years and continues to reside in Calgary, Alberta, Canada we again faced Canadian regulatory jurisdictional issues and our shareholders continued to experience the futility of having Canadian brokerage companies accept their stock into brokerage accounts.

In March 2012 we extended our Investor Relations Consulting Agreement with Open Waters Investments Inc. who continued to retain various “digital promotional groups” to advance our corporate profile out there in the trading community.   Again once an information distribution commenced in the market  and  our shares reacted with both volume and moderate price increments,  but upon conclusion of the distribution both the volume and the price of our stock fell back although we experienced a slight continued rise to the stock price and continued increase in trading volume.

The Company’s Board and management, during a  July 6, 2012 Directors meeting had a long discussion related to our future as a publicly traded company,  bearing in mind  the problems related to filing compliancy with not only the SEC but as a reporting issuer in Canada within the British Columbia jurisdiction.  At the time we discussed our conversation with our US legal counsel as well as US audit expertise related to the process of de-listing ourselves and the subsequent meeting with long time holders of our common stock.  Notwithstanding the significant cost related to the maintenance of our public status in human capital and financial resources, the Board determined the Company would continue the process of remaining public.

Preferred Shares - Also at this time with limited opportunity for our shareholders to engage brokerage services to place their shares within the marketplace for trading, the Board authorized the expansion of the preferred shares.  As a result, the Company allowed the conversion of common stock to preferred shares issued and outstanding prior to the 1st of August 2012 up until the 31st of December 2012 with the right to further extend this conversion by Board resolution.

Additionally on November 26, 2012 we received correspondence from the Alberta Securities Commission advising that as of the July 31, 2012 we were covered by Alberta Blanket Order 51-513 Multilateral Instrument 51-105 which under the instrument, when an issuer has a significant connection to Alberta has to be designated as ant “OTC reporting issuer” under the Instrument in Alberta, and while the Company was at the time a reporting issuer in one or more jurisdictions in Canada (in British Columbia) we must also become a reporting issuer in Alberta.  This correspondence triggered a two month administrative process to determine who we report to and pay as a reporting issuer in Canada.  This appears to be resolved as we do our filings with Sedar in Alberta as our region of jurisdiction and only pay fees in Alberta.

Our ATM network

While we survived the consequences of Interac changes to Network connectivity related to EMV and Chip enablement and the cost of replacement equipment to our site agreements the state of the white label marketplace has been altered significantly.  As indicated, our ATM network has been our base revenue generator over the past twelve years.  There are future significant issues, we and all others within the Canadian marketplace face, and the changes we experienced over the past year hold some interesting opportunities for us.

Over the past two years in order to meet our equipment replacement program and to meet the network EMV requirement,  the Company spent in excess of $400,000 to maintain Interac network connectivity and avoid noncompliance financial penalties initiated by Interac.  During the past year the Company commenced the sale of selected regional areas of our ATM estate in order to consolidate our Network to a more cost efficient model and to generate cash.

While the Company has historically lived on the proceeds of the ATM network, the past 4 years last has demonstrated there is no significant financial future for the Company if we were to continue to rely on the business model of ATM estate generated revenue.  Over the past several years we have tried to leverage our financial processing services to drive long term profitability with limited success.  With that mindset, we are continuing our efforts in finding ways to improve our business,  that position us better for our future success.  Whenever we make changes like this, we have to make some tough decisions around products, teams and people.

Our recent and ongoing sale of selected regional sites although having an impact on transaction volume and gross revenue,  the sale had limited impact on net revenue to the Company as the cost of maintaining those sites both administratively and operationally were adding to negative cash flow in those areas, which has been reduced since the sale. The cash generated has allowed us to continue our efforts to develop the alternate business model and revenue streams outlined above.

Westsphere Systems Inc. (the “Switch)

In the past four years we have focused a great deal of our efforts to develop and finance “our Switch,” which the Board and management believe is the backbone of E-Debits future.  In furtherance of this belief , the Company has spent in excess of $1,320,000 from the revenues of the company or investments from our shareholders, officers & directors and other lenders to develop what we believe is one of the best financial processing infrastructures in the industry.   The sale of portions of our ATM estate and the financial support of insiders and associates has allowed us to continue the development of the Switch, but it will take added investment to move forward with our plan of action which must encompass all our opportunities.

Switch Com Line issues - A year ago our contracted communication supplier made a change to the 1-800 rotary system which receives all communication from our ATM network in Western Canada.  The change resulted in a serious interruption to our network with sporadic disconnects throughout the network, particularly in Western Canada.  This interruption caused serious issues with frustrated site locations who at the same time were transitioning their ATM equipment and the hundreds of man hours our administration staff had to deal with to keep our site estates intact.

AT this same period, during our Network audit,  an alternate PCI compliant hosting facility was secured in the Bell Data Centre in Calgary for transition.  While in the course of negotiations with Bell for hosting services and com line supply our existing communication supplier experienced a disastrous explosion and fire which knocked out the 911 emergency services, several financial in-house and on-line internet services as well as wide group of other companies throughout western Canada lost connectivity to their networks.  Fortunately we did not experience any down time due to our lines being run out of an offsite hosting facility which caused the Company to seriously review our disaster recovery systems and a complete revamping of our communications, while doubling our disaster redundancy also reduced costs.   As of February 2013, the first stage of transition is complete at the Bell Data centre with the remaining transition at the new ACI data centre in Atlanta, Georgia which we have been advised is to be completed in March 2013.

Of note:  A week ago the Bell Data Centre experienced a fire, no damage but smoke resulted, but it did shut down the centre while the Fire Department dealt with it.  While we are now housing our primary lines out of our headquarters officed in Calgary, Alberta we had no disruption, but it has again caused another examination of our redundancy and disaster recovery processes

Approximately one month ago the Company received correspondence from the President of the Canadian Interac Network advising as member of the Interac Association, they again were attempting to restructure the Interac Association from a non-profit association to a publicly listed for profit corporation as they had attempted in 2007.   Their overview demonstrated the changing environment of the financial services industry, and is continuing and should be a viewed as a notice that the current financial environment could be structurally changed at any time affecting historic revenue streams and values related to segments of the financial services business.

Group Link Inc.
Over the past 9 months in the Company’s efforts  to re-establish a “National Marketing and Distribution network” was intended to focus on the historical E-Debit integrated services of our three business segments– Merchant Service Segment and Merchant acquiring,  Card Issuing Services providing debit, credit and private label, smart and stored value card and debit network issuing and processing services and Payment Services providing Consumer-to-Consumer, Consumer-to-Business and Business-to-Business equipment, payment processing, transfers and settlements.

During this development period Adam Ursulak has  occupied the position as President and Chief Operating Officer and Tim Frantz as Chief Development Officer who have expanded the Group Link functionality to create a gated access business networking website for people offering professional or business opportunities with those people looking for professional services or business opportunities.  With this expansion Group Link has incorporated a financial payment gateway utilizing the assets of WSI and the Switch.  The Company will be issuing further announcements as to the functionality and roll out of the Group Link Network in the near future.

In conclusion
The Company has tried to give a common language review of where we are currently at which should be read in companionship with our Annual Filing which will be released in the very near future.

About E-Debit Global Corporation
E-Debit Global Corporation (WSHE) is a financial holding company in Canada at the forefront of debit, credit and online computer banking.  Currently, the Company has established a presence in the privately owned Canadian banking sector including Automated Banking Machines (ABM), Point of Sale Machines (POS), Online Computer Banking (OCB) and E-Commerce Transaction security and payment.  E-Debit maintains and services a national ABM network across Canada and is a full participating member of the Canadian INTERAC Banking System.

Financial Profile:

•	CAPITALIZATION: 10,000,000,000 COMMON SHARES WITH NO PAR VALUE
•	SHARES ISSUED: Common – 320,046,834
•	: Voting Preferred – 81,518,410
•	For further details, please refer to WSHE website
•	WSHE Symbol OTCQB
•	Transfer Agent: Holladay Stock Transfer Inc.
•	2939 North 67th Place
•	Scottsdale, Arizona 85251

DISCLAIMER
Forward-Looking Statements: This news release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, which are subject to risks and uncertainties.  The forward-looking statements, which address the Company’s expected business and financial performance, among other matters, contain words such as “believe,” “expect,” “anticipate,” “optimistic,” “intend,” “plan,” “aim,” “will,” “may,” “should,” “could,” “would,” “likely,” and similar expressions.  All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.  Factors that could cause actual results to differ materially from these forward-looking statements include, but are not limited to, the following: the underlying assumptions related to the events outlined in this news release proving to be inaccurate or unrealized, events impacting the likelihood and timing of the completion of the events outlined, such as regulatory approvals, and the Company’s ability to exploit the payment platform and other assets and execute on its strategy to develop and issue new and enhanced payment products and services and increase the Company’s revenues from such products and services.

For further information, please contact

E-Debit Global Corporation